Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Hancock Whitney Corporation of our report dated February 28, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Hancock Whitney Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

August 9, 2019

PricewaterhouseCoopers LLP, 909 Poydras Street, Suite 3100, New Orleans, LA 70112

T: (504) 558 8200, F: (504) 558 8960, www.pwc.com/us